UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2011

Rhino Resource Partners LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On August 15, 2011, CAM Mining LLC and CAM Kentucky Real Estate LLC (the “Sellers”), each wholly owned subsidiaries of Rhino Resource Partners LP, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Revelation Energy LLC (the “Buyer”), pursuant to which the Sellers have agreed to convey leasehold interests located in the area around Phelps, Kentucky and related permits and other assets (“Leasehold Assets”) to the Buyer for total cash consideration of $20.0 million plus the Buyer’s assumption of certain liabilities relating to the Leasehold Assets.  Additionally, the Purchase Agreement includes the potential for additional payments of approximately $8.75 million dependent upon the future issuance of certain permits and the commencement of mining activities by the Buyer.  The Sellers have also agreed pursuant to the Purchase Agreement to convey certain real property and other leasehold interests located within Pike County, Kentucky to Colonial Coal Company, Inc. (“Colonial”) to enable the Buyer to lease such property from Colonial.  The transaction closed on August 19, 2011.

The Purchase Agreement contains customary representations, warranties, and covenants.  In addition, the Sellers must indemnify the Buyer, and the Buyer must indemnify the Seller, against adverse consequences arising from such party’s:  (i) breach of certain representations or warranties, up to a maximum of $2.0 million; (ii) breach of an unexpired covenant; (iii) fraudulent conduct or intentional misconduct; (iv) in the case of the Sellers, retained liabilities, and in the case of the Buyer, assumed liabilities under the Purchase Agreement.  The maximum liability of the Sellers pursuant to clause (i) above does not apply to adverse consequences arising from breaches of representations and warranties relating to monetary liens or certain environmental matters that are within the Sellers’ knowledge prior to the closing of the transaction; the aggregate maximum liability for such matters is $31.75 million.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the copy of the Purchase Agreement filed as Exhibit 2.1 to this report and incorporated by reference into this Item.

Item 7.01  Regulation FD Disclosure.

On August 19, 2011, the Partnership issued a press release announcing the closing of the transaction described above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated August 15, 2011, by and among CAM Mining LLC, CAM-Kentucky Real Estate LLC, and Revelation Energy, LLC

99.1	Press Release dated August 19, 2011

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC, Its General Partner
Dated: August 19, 2011
	By:	/s/ Joseph R. Miller
Name: Joseph R. Miller Title: Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated August 15, 2011, by and among CAM Mining LLC, CAM-Kentucky Real Estate LLC, and Revelation Energy, LLC

99.1	Press Release dated August 19, 2011

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.